Exhibit 3.505

CERTIFICATE OF FORMATION

OF

TIME WARNER CABLE INFORMATION SERVICES (FLORIDA), LLC

This Certificate of Formation of Time Warner Cable Information Services (Florida), LLC (the “Company”) is being executed by the undersigned for the purpose of forming a limited liability company pursuant to the Delaware Limited Liability Company Act.

1.	The name of the Company is Time Warner Cable Information Services (Florida), LLC.

2.	The address of the registered office of the Company in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, DE 19801. The name of the Company’s registered agent at such address is The Corporation Trust Company.

3.	This Certificate of Formation shall be effective at the time of filing with the Delaware Secretary of State.

IN WITNESS WHEREOF, the undersigned, an authorized person of the Company, has executed this Certificate of Formation this 20th day of November, 2001.

/s/ Jill A. Clarke
Jill A. Clarke

JC\SubAff\Incorp\LLC\TWCInfFL.Crt

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 04:30 PM 11/21/2001 010593783 – 3459685

CERTIFICATE OF AMENDMENT

OF

TIME WARNER CABLE INFORMATION SERVICES (FLORIDA), LLC

1.	The name of the limited liability company is Time Warner Cable Information Services (Florida), LLC.

2.	The Certificate of Formation of the limited liability company is hereby amended as follows:

The name of the limited liability company is hereby amended from Time Warner Cable Information Services (Florida), LLC to Bright House Networks Information Services (Florida), LLC.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of Time Warner Cable Information Services (Florida), LLC this 7th day of April, 2003.

/s/ Steven A. Miron
Steven A. Miron
Authorized Person

State of Delaware Secretary of State Division of Corporations Delivered 04:37 PM 04/22/2003 FILED 04:25 PM 04/22/2003 SRV 030261545 – 3459685 FILE

State of Delaware Secretary of State Division of Corporations Delivered 03:01 PM 01/14/2010 FILED 02:11 PM 01/14/2010 SRV 100039720 – 3459685 FILE

STATE OF DELAWARE

CERTIFICATE OF CHANGE OF AGENT

AMENDMENT OF LIMITED LIABILITY COMPANY

The limited liability company organized and existing under the Limited Liability Company Act of the State of Delaware, hereby certifies as follows:

1.	The name of the limited liability company is

BRIGHT HOUSE NETWORKS INFORMATION SERVICES (FLORIDA), LLC

2.	The Registered Office of the limited liability company in the State of Delaware is changed to 2711 Centerville Road, Suite 400

                                                 (street), in the City of Wilmington                                                                                                              ,

Zip Code 19808                            . The name of the Registered Agent at such address upon whom process against this limited liability company may be served is                                                                                                Corporation Service Company

By:	/s/ S. I. Newhouse, Jr.
Authorized Person

Name:	S. I. Newhouse, Jr.
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